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                                                     EXHIBIT 23.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wyndham International, Inc. to be filed with the Securities and Exchange Commission on or about June 30, 1999 for the registration of 20,000,000 shares of common stock of Wyndham International, Inc. of our report dated March 1, 1999 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc. and the Combined Financial Statements of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in the 1998 Joint Annual Report on Form 10-K/A, as amended, of Patriot American Hospitality, Inc. and Wyndham International, Inc., filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Dallas, Texas
June 28, 1999